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                                                                   EXHIBIT 23.24
                               POWER OF ATTORNEY

         The undersigned hereby appoints James H. Garner and Anna G. Hollers, and each of them, with full power to act without the other, to execute in the name and on behalf of the undersigned the Registration Statement on Form S-4 (the "Registration Statement") of First Bancorp (the "Company") with respect to the registration of shares of common stock of the Company for issuance in connection with the proposed merger of First Savings Bancorp, Inc. into First Bancorp and any amendment (including any post-effective amendment) to the Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with exhibits thereto, and any other documents in connection therewith, making such changes in the Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution and resubstitution, attorney-in-fact to sign the Registration Statement and any amendment (including any post-effective amendment) to the Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of
1933) and to file the same with exhibits thereto, and any other documents in connection therewith.

         This the 21st day of March, 2000.

                                        /s/ Eric P. Credle
                                       -----------------------------
                                       Eric P. Credle
                                       Senior Vice President
                                       and Chief Financial Officer